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                                                                   Exhibit 10.23

                                    FORM OF
                           AT HOLDINGS CORPORATION

                                     AND
                         ITS WHOLLY-OWNED SUBSIDIARY

                            ARGO-TECH CORPORATION

                            STOCK OPTION AGREEMENT
                            ----------------------

         THIS STOCK OPTION AGREEMENT evidences that [name of optionee] ("Optionee") who is [title] of Argo-Tech Corporation ("Argo-Tech"), has been granted as of the 20th day of December, 1995, an option ("Option") to purchase [number of shares] non-voting shares of Class D Common Stock, par value $0.01 per share of AT Holdings Corporation ("Shares") at the price of Ten Dollars ($10.00) per Share ("Purchase Price") pursuant to the 1991 Performance Stock Option Plan, as amended, of AT Holdings Corporation ("Holdings") and Argo-Tech Corporation. This Stock Option Agreement and the terms and conditions on which this Option has been granted, as hereinafter set forth, have been approved in resolutions adopted by the Boards of Directors of AT Holdings Corporation and Argo-Tech Corporation, respectively.

         1. Holdings shall cause certificates for any Shares purchased hereunder to be delivered to the Optionee upon payment to Holdings of the Purchase Price in full.

         2. This Option (until termination as hereinafter provided) shall be exercisable, except as provided otherwise in Paragraph 3 hereof, only to the extent of one-fourth of the number of Shares covered hereby after the Optionee shall have been in the continuous employ of Argo-Tech for one full year after the date set forth hereinabove and to the extent of an additional one-fourth of such Shares after each of the next three successive years



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thereafter during which the Optionee shall have been in the continuous employ of
Argo-Tech. For the purposes of this paragraph, leaves of absence approved by the Board of Directors of Argo-Tech for illness, military or governmental service, or other cause, shall be considered as employment. To the extent exercisable, this Option may be exercised in whole or in part from time-to-time.

         3. If Holdings Class D Common Stock (i) shall become registered under the Securities Exchange Act of 1934 or (ii) shall become otherwise eligible for trading on the New York Stock Exchange or other national exchange, or shall be quoted in the over-the-counter market on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or through the National Quotation Bureau, Inc. or any successor organization, then this Option shall become immediately exercisable in full. Upon the signing of any agreement for the merger or consolidation of Holdings with another corporation or for the sale of all or substantially all of the assets of Holdings to another corporation or upon adoption of any resolution of reorganization or dissolution of Holdings by the stockholders, or upon the occurrence of any other event or series of events, in the opinion of the Board of Directors of Holdings, will or is likely to, if consummated, result in a change in control of Holdings or Argo-Tech, this Option shall become immediately exercisable in full. In the event that any such merger, consolidation, sale, reorganization, liquidation or other event or series of events shall be abandoned, this Option shall be exercisable thereafter only as provided otherwise in Paragraph 1, unless the Board of Directors of Holdings shall determine and notify the Optionee to the contrary. Any exercise of this Option that may have occurred prior to such determination shall be valid and


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effective in all respects.

         In the event: (i) an Optionee (who is an employee of Argo-Tech) ceases to be an employee of Argo-Tech by reason of an "Event I Termination" (as such term is defined in that certain Vestar/AT Holdings Corporation Stockholders' Agreement dated December 24, 1990 (the "Original Stockholders' Agreement"); (ii) "Tag-Along Rights" become effective pursuant to Section 9.06 of that certain AT Holdings Stockholders' Agreement dated May 17, 1994 (the "Current Stockholders Agreement"); or (iii) "Drag-Along" rights are exercised pursuant to Section 9.07 of the Current Stockholders' Agreement, this Option shall become immediately exercisable in full. In the event "Drag-Along" rights are exercised and "Non-Yamada Stockholders" sell stock pursuant to Section 9.07 of the Current Stockholders' Agreement, to the extent the purchase price for "Securities" disposed of pursuant to such "Drag-Along" rights exceeds the Purchase Price, this option shall be, without any further action on the part of the Optionee, deemed exercised and, in such event the Purchase Price shall be paid to Holdings and the remainder shall be paid to Optionee (less appropriate withholdings).

                  4. This Option shall terminate on the earliest of the following dates:

                  (A) Thirty (30) days after the date on which the Optionee ceases to be an employee of Argo-Tech by reason of an "Event II Termination" or an "Event III Termination" (as such terms are defined in subsection 6.02(a) of the Original Stockholders' Agreement);



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                  (B) Ninety (90) days after the date on which the Optionee
         ceases to be an employee of Argo-Tech by reason of an "Event I Termination" (as such term is defined in subsection 6.02(a) of the Original Stockholders' Agreement); or

                  (C) November 9, 2001.

Nothing contained in this Option shall limit whatever right Argo-Tech might otherwise have to terminate the employment of an Optionee.

         5. The Optionee may exercise this Option in whole or in part to the extent such Option is exercisable by delivering to Holdings a notice in writing indicating such Optionee's intent to exercise the Option, together with (in all events except for the exercise of the Option pursuant to the last sentence of Paragraph 3 hereof) the Purchase Price to the extent required to purchase the number of Shares being exercised plus provision for any required withholding. The Purchase Price shall be payable (a) in cash or by certified check, (b) at the discretion of the Compensation Committee (the "Committee") of the Holdings Board of Directors, by the transfer to Holdings by the Optionee of shares of Class D Common Stock having a value at the time of exercise equal to the total Purchase Price, or (c) at the discretion of the Committee, by a combination of such methods of payment. The Committee, in its discretion, may permit an Optionee to satisfy any minimum federal, state or local withholding tax assessments in connection with the exercise of the Option by electing (a) to have a portion of the Shares to be issued under the Option withheld by Holdings,
(b) to deliver to Holdings a portion of the Shares issued pursuant to the exercise of the Option and/or (c) to deliver to Holdings shares of Class A or D Common Stock owned by the Optionee.


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         6. This Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable, during the lifetime of the Optionee, only by the Optionee or the legal representative of the Optionee.

         7. This Option shall not be exercisable if such exercise would involve a violation of any applicable federal or state securities law. If the Ohio Securities Act shall be applicable to this Option, it shall not be exercisable unless at the time of exercise the Shares or other securities purchasable hereunder are exempt, are the subject matter of an exempt transaction, are registered by description or by qualification or at such time are the subject matter of a transaction which has been registered by description.

         8. The Holdings Board of Directors shall make such adjustments in the option price and in the number or kind of shares of Class D Common Stock or other securities covered by this Option as the Holdings Board of Directors, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of the Optionee that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Holdings or Argo-Tech, (b) any merger, consolidation, separation, reorganization, partial or complete liquidation or issuance of rights or warrants to purchase stock, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any merger, consolidation, separation, reorganization, partial or complete liquidation or any similar event and in connection therewith Holdings Class D Common Stock or other securities theretofore substituted shall be changed, converted, reclassified or extinguished, this Option shall become ipso facto without any action or consent by the Optionee an option


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to acquire upon exercise, in accordance with its terms, whatever the Optionee would have been entitled to receive if this Option had been exercised at the last permissible date prior to such merger, consolidation, separation, reorganization, partial or complete liquidation or similar event, and the Purchase Price shall be changed to the extent necessary to correspond appropriately to the change, conversion or reorganization in Holdings Class D Common Stock or other securities therefore substituted.

         9. The term "Subsidiary" as used in the Stock Option Agreement means any corporation (other than AT Holdings Corporation) in an unbroken chain of corporations beginning with AT Holdings Corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of this Stock Option Agreement, the continuous employ of the Optionee with Argo-Tech shall not be deemed interrupted, and the Optionee shall not be deemed to have ceased to be an employee of Argo-Tech, by reason of the transfer of his employment among Argo-Tech and its Subsidiaries.

         10. This Stock Option Agreement shall become effective only upon the Optionee's execution of the Acknowledgement which follows the execution of AT Holdings Corporation and Argo-Tech Corporation hereof.


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                  11. This Stock Option Agreement may be amended by a writing executed on behalf of each of Holdings, Argo-Tech and the Optionee.

         EXECUTED at Cleveland, Ohio this 22nd day of December, 1995.

                                      AT HOLDINGS CORPORATION

                                      By:__________________________________

                                      Title: President

                                      ARGO-TECH CORPORATION

                                      By:__________________________________

                                      Title: Vice President, General Counsel
                                             and Secretary


         The undersigned Optionee hereby acknowledges receipt of an executed original of this Stock Option Agreement and accepts the option granted thereunder.

         The undersigned Optionee further acknowledges that the shares of Class D Common Stock covered by said Agreement shall be issued or transferred to Optionee only if the Optionee has executed an appropriate amendment or joinder to the Current Stockholders' Agreement pursuant to which Optionee shall be bound by and entitled to the benefits of the Current Stockholders' Agreement as if he were an original party thereto. The Optionee acknowledges that the shares of Class D Common Stock covered by this Agreement are non-voting shares. In addition, the Optionee further acknowledges that he has been advised that


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the shares of Class D Common Stock covered by said Agreement have not been registered under the Securities Act of 1933 and agrees that he will not make any disposition of such shares unless either (a) such shares have been registered under said Act, or (b) an exemption from the registration provisions of said Act is applicable to the Optionee's proposed disposition of such shares. The Optionee understands that the certificates for such shares may bear a legend substantially as follows:

                  "THIS CERTIFICATE IS HELD SUBJECT TO AN AGREEMENT AMONG AT HOLDINGS CORPORATION ("THE CORPORATION") AND CERTAIN OF ITS STOCKHOLDERS DATED AS OF MAY 17, 1994, AND THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE TRANSFERABLE ONLY IN ACCORDANCE WITH THE TERMS, CONDITIONS AND RESTRICTIONS OF THAT AGREEMENT, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE SECRETARY OF AT HOLDINGS CORPORATION. ANY ATTEMPTED DISPOSITION OF THIS CERTIFICATE OR THE SHARES OF STOCK REPRESENTED HEREBY IN VIOLATION OF SUCH AGREEMENT SHALL BE NULL AND VOID."

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES HAVE BEEN ACQUIRED BY INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT


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OF 1933, UNLESS IN THE OPINION (WHICH OPINION SHALL BE IN THE FORM AND SUBSTANCE
SATISFACTORY TO THE CORPORATION) OF COUNSEL SATISFACTORY TO THE CORPORATION,
SUCH REGISTRATION IS NOT REQUIRED."

Date:____________________                       Optionee:______________________


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